Filed pursuant to Rule 424(b)(3)
SEC File No. 333-146701-09

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed and declared effective with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted without delivery of a final prospectus supplement and accompanying prospectus. This supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION — DATED SEPTEMBER 14, 2010

$850,000,000 Automobile Receivables Backed Notes

AmeriCredit Automobile Receivables Trust 2010-3

Issuing Entity

AFS SenSub Corp.

Depositor

Sponsor and Servicer

Supplement, dated September 14, 2010 (subject to completion)

to

Prospectus Supplement, dated September 13, 2010 (subject to completion)

to

Prospectus, dated November 7, 2007

This Supplement revises, and should be read in conjunction with the Prospectus Supplement, dated September 13, 2010 (subject to completion), and the Prospectus, dated November 7, 2007.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this supplement, or the prospectus supplement or the prospectus to which it relates, is truthful or complete. Any representation to the contrary is a criminal offense.

The depositor (the “registrant”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this supplement to prospectus supplement relates. Before you invest, you should read the prospectus in that registration statement and other documents the registrant has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2263.

Joint Bookrunners

Barclays Capital	UBS Investment Bank	Wells Fargo Securities

Co-Managers

Credit Suisse	J.P. Morgan	RBS

The Prospectus Supplement referenced above is hereby revised as follows:

Front Cover Page:

•	The total initial principal amount of the Notes indicated on the top line of the front cover page should read:

$850,000,000.

•	The first table on the front cover page should read:

	Principal Amount	Interest Rate	Final Scheduled Distribution Date	Price to Public(1)		Underwriting Discounts		Proceeds to Seller (2)
Class A-1 Notes	$123,000,000	___%	October 11, 2011		___%		___%		___%
Class A-2 Notes	$281,000,000	___%	December 9, 2013		___%		___%		___%
Class A-3 Notes	$194,251,000	___%	April 8, 2015		___%		___%		___%
Class B Notes	$71,995,000	___%	September 8, 2015		___%		___%		___%
Class C Notes	$93,361,000	___%	April 8, 2016		___%		___%		___%
Class D Notes	$86,393,000	___%	January 8, 2018		___%		___%		___%

	$850,000,000			$	________	$	________	$	________

Summary:

•	The table under “Summary—Description of the Securities” should read:

Class	Initial Note Principal Balance	Interest Rate	Final Scheduled Distribution Date
A-1	$123,000,000	___%	October 11, 2011
A-2	$281,000,000	___%	December 9, 2013
A-3	$194,251,000	___%	April 8, 2015
B	$71,995,000	___%	September 8, 2015
C	$93,361,000	___%	April 8, 2016
D	$86,393,000	___%	January 8, 2018

•	A third paragraph under “Summary—Statistical Information” should be added to read:

As of the cutoff date, the automobile loan contract in the pool are expected to have an aggregate principal balance of approximately $928,961,749, which provides initial overcollateralization of approximately 8.50%.

•	The first paragraph under “Summary—Credit Enhancement—Reserve Account” should read:

On the closing date, approximately $18,579,235 will be deposited into the reserve account, which is 2.0% of the expected initial pool balance.

•	The third paragraph under “Summary—Credit Enhancement—Reserve Account” should read:

On each distribution date, any excess cashflow will be deposited to the reserve account to maintain the amount on deposit at 2.0% of the initial pool balance (approximately $18,579,235); provided that the amount on deposit in the reserve account will not exceed the aggregate principal amount of the notes after giving effect to the payments described in clauses 1 through 15 under “— Payments” above.

•	The first sentence under “Summary—Redemption—Optional Redemption” should read:

On any distribution date on which the aggregate principal balance of the automobile loan contracts declines to 10% or less of the aggregate principal balance of the automobile loan contracts as of the cutoff date, which is expected to be approximately $92,896,175, the notes then outstanding may be redeemed in whole, but not in part, if the servicer or the depositor exercises its “clean-up call” option to purchase the automobile loan contract pool.

The Issuing Entity:

•	The section “The Issuing Entity—Capitalization and Liabilities of the Issuing Entity” should read:

Capitalization and Liabilities of the Issuing Entity

The following table illustrates the expected assets of the issuing entity as of the closing date:

Aggregate Principal Balance of the Automobile Loan Contracts	$928,961,749
Reserve Account	$18,579,235

The following table illustrates the expected liabilities of the issuing entity as of the closing date:

Class A-1 Asset Backed Notes	$123,000,000
Class A-2 Asset Backed Notes	$281,000,000
Class A-3 Asset Backed Notes	$194,251,000
Class B Asset Backed Notes	$71,995,000
Class C Asset Backed Notes	$93,361,000
Class D Asset Backed Notes	$86,393,000

Total	$850,000,000

The issuing entity’s fiscal year ends on December 31.

The Automobile Loan Contracts:

•	The second bullet point of the first paragraph under “The Automobile Loan Contracts—Composition” should read:

As of the cutoff date, the automobile loan contracts are expected to have an aggregate Principal Balance of approximately $928,961,749.

Yield and Prepayment Considerations:

•

The fourth bullet point under the paragraph that begins “The tables below which are captioned ‘Percent of Initial Note Principal Balance at Various ABS Percentages’ are based on ABS and were prepared using the following assumptions” should read:

the initial principal amount of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes and the Class D Notes is equal to the initial principal amount set forth on the front cover as revised by this Supplement, dated September 14, 2010, to the Prospectus Supplement, dated September 13, 2010;

•

The fifth bullet point under the paragraph that begins “The tables below which are captioned ‘Percent of Initial Note Principal Balance at Various ABS Percentages’ are based on ABS and were prepared using the following assumptions” should read:

interest accrues on the Class A-1 Notes at 0.32000% per annum on an “actual/360” basis;

•

The sixth bullet point under the paragraph that begins “The tables below which are captioned ‘Percent of Initial Note Principal Balance at Various ABS Percentages’ are based on ABS and were prepared using the following assumptions” should read:

interest accrues on the Class A-2 Notes at 0.82% per annum, the Class A-3 Notes at 1.27% per annum, the Class B Notes at 2.22% per annum, the Class C Notes at 3.57% per annum and the Class D Notes at 5.12% per annum, each on a “30/360” basis;

•

The table following the paragraph that begins “The tables below which are captioned ‘Percent of Initial Note Principal Balance at Various ABS Percentages’ are based on ABS and were prepared using the following assumptions” should read:

Pool	Aggregate Principal Balance	Gross APR	Assumed Cutoff Date	Remaining Term to Maturity (in Months)	Seasoning (in Months)
1	$ 154,058.16	14.790%	9/1/2010	6	62
2	$ 103,005.77	14.990%	9/1/2010	16	46
3	$ 725,185.68	15.150%	9/1/2010	34	5
4	$ 6,553,409.25	16.320%	9/1/2010	45	4
5	$ 88,053,769.13	17.190%	9/1/2010	57	2
6	$333,444,679.53	15.480%	9/1/2010	70	2
7	$ 1,271,233.87	14.700%	10/1/2010	6	62
8	$ 654,546.86	15.830%	10/1/2010	16	51
9	$ 1,394,537.06	14.710%	10/1/2010	32	13
10	$ 10,805,270.21	15.860%	10/1/2010	44	12
11	$100,070,878.30	17.310%	10/1/2010	57	3
12	$385,731,174.82	15.550%	10/1/2010	69	3

•	The tables captioned “Percent of Initial Note Principal Balance at Various ABS Percentages” should read as set forth in Appendix A to this Supplement.

Description of the Notes:

•	The first sentence under “Description of the Notes—Optional Redemption” should read:

On any distribution date on which the Pool Balance has declined to 10% or less of the aggregate Principal Balance of the automobile loan contracts as of the cutoff date, which is expected to be approximately $92,896,175, any notes that are still outstanding may be redeemed in whole, but not in part, as described in the accompanying prospectus under “Description of the Transaction Documents—Termination”.

Description of the Transaction Documents:

•	The first sentence of the last paragraph under “Description of the Transaction Documents— Distributions— Distribution Date Payments” should read:

Amounts that would remain on deposit in the reserve account on any distribution date that are in excess of the lesser of (i) 2.0% of the initial Pool Balance (approximately $18,579,235) and (ii) the aggregate principal balance of the notes after giving effect to all payments on that distribution date will be added to Available Funds and distributed in accordance with the priorities set forth above.

•	The first sentence of the first paragraph under “Description of the Transaction Documents—Credit Enhancement—Reserve Account” should read:

On the closing date, a reserve account will be established in the name of the trustee on behalf of the noteholders and an initial cash deposit of approximately $18,579,235, which is 2.0% of the expected initial aggregate Principal Balance of the automobile loan contracts, will be made to the reserve account.

Underwriting:

•	The table following the first paragraph under “Underwriting” should read:

	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class B Notes	Principal Amount of Class C Notes	Principal Amount of Class D Notes
Barclays Capital Inc.	$	$	$	$	$	$
UBS Securities LLC	$	$	$	$	$	$
Wells Fargo Securities, LLC	$	$	$	$	$	$
Credit Suisse Securities (USA) LLC	$	$	$	$	$	$
J.P. Morgan Securities Inc.	$	$	$	$	$	$
RBS Securities Inc.	$	$	$	$	$	$

Total	$123,000,000	$281,000,000	$194,251,000	$71,995,000	$93,361,000	$86,393,000

Glossary:

•	The definition of “Step-Down Amount” should read:

Step-Down Amount means, for any distribution date, the excess, if any, of:

(1)	the Required Pro Forma Note Balance;

minus

(2)	the Pro Forma Note Balance on the distribution date, for this purpose only calculated without deduction for any Step-Down Amount - i.e., with the assumption that the entire amount described in clause (1) of the definition of Principal Distributable Amount is distributed as principal on the notes;

provided, however, that the Step-Down Amount in no event may exceed the amount that would reduce the positive difference, if any, of the Pool Balance minus the Pro Forma Note Balance, to an amount less than approximately $4,644,809, which is 0.50% of the expected initial pool balance.

Appendix A

Percent of Initial Note Principal Balance at Various ABS

Percentages

	Class A-1 Notes				Class A-2 Notes
Distribution Date	0.50%	1.00%	1.50%	2.00%	0.50%	1.00%	1.50%	2.00%
Closing Date	100	100	100	100	100	100	100	100
10/8/10	91	90	88	86	100	100	100	100
11/8/10	73	67	61	54	100	100	100	100
12/8/10	54	45	35	24	100	100	100	100
01/8/11	35	22	9	0	100	100	100	98
02/8/11	17	0	0	0	100	100	93	85
03/8/11	0	0	0	0	99	91	82	72
04/8/11	0	0	0	0	91	81	72	63
05/8/11	0	0	0	0	85	76	66	56
06/8/11	0	0	0	0	81	70	59	48
07/8/11	0	0	0	0	77	65	53	41
08/8/11	0	0	0	0	73	60	47	33
09/8/11	0	0	0	0	69	55	41	26
10/8/11	0	0	0	0	65	50	35	19
11/8/11	0	0	0	0	61	45	29	12
12/8/11	0	0	0	0	57	40	23	5
01/8/12	0	0	0	0	53	35	17	0
02/8/12	0	0	0	0	49	30	11	0
03/8/12	0	0	0	0	45	25	5	0
04/8/12	0	0	0	0	41	21	0	0
05/8/12	0	0	0	0	37	16	0	0
06/8/12	0	0	0	0	33	11	0	0
07/8/12	0	0	0	0	29	6	0	0
08/8/12	0	0	0	0	25	1	0	0
09/8/12	0	0	0	0	21	0	0	0
10/8/12	0	0	0	0	17	0	0	0
11/8/12	0	0	0	0	13	0	0	0
12/8/12	0	0	0	0	9	0	0	0
01/8/13	0	0	0	0	4	0	0	0
02/8/13	0	0	0	0	0	0	0	0
03/8/13	0	0	0	0	0	0	0	0
04/8/13	0	0	0	0	0	0	0	0
05/8/13	0	0	0	0	0	0	0	0
06/8/13	0	0	0	0	0	0	0	0
07/8/13	0	0	0	0	0	0	0	0
08/8/13	0	0	0	0	0	0	0	0
09/8/13	0	0	0	0	0	0	0	0
10/8/13	0	0	0	0	0	0	0	0
11/8/13	0	0	0	0	0	0	0	0
12/8/13	0	0	0	0	0	0	0	0
01/8/14	0	0	0	0	0	0	0	0
02/8/14	0	0	0	0	0	0	0	0
03/8/14	0	0	0	0	0	0	0	0
04/8/14	0	0	0	0	0	0	0	0
05/8/14	0	0	0	0	0	0	0	0
06/8/14	0	0	0	0	0	0	0	0
07/8/14	0	0	0	0	0	0	0	0
08/8/14	0	0	0	0	0	0	0	0
09/8/14	0	0	0	0	0	0	0	0
10/8/14	0	0	0	0	0	0	0	0
11/8/14	0	0	0	0	0	0	0	0
12/8/14	0	0	0	0	0	0	0	0
01/8/15	0	0	0	0	0	0	0	0
02/8/15	0	0	0	0	0	0	0	0
03/8/15	0	0	0	0	0	0	0	0
04/8/15	0	0	0	0	0	0	0	0
05/8/15	0	0	0	0	0	0	0	0
06/8/15	0	0	0	0	0	0	0	0
07/8/15	0	0	0	0	0	0	0	0
08/8/15	0	0	0	0	0	0	0	0
09/8/15	0	0	0	0	0	0	0	0
10/8/15	0	0	0	0	0	0	0	0
Weighted Average Life to Call (Years)	0.27	0.23	0.20	0.18	1.40	1.11	0.90	0.76
Weighted Average Life to Maturity (Years)	0.27	0.23	0.20	0.18	1.40	1.11	0.90	0.76

A-1

Appendix A

Percent of Initial Note Principal Balance at Various ABS

Percentages

	Class A-3 Notes				Class B Notes
Distribution Date	0.50%	1.00%	1.50%	2.00%	0.50%	1.00%	1.50%	2.00%
Closing Date	100	100	100	100	100	100	100	100
10/8/10	100	100	100	100	100	100	100	100
11/8/10	100	100	100	100	100	100	100	100
12/8/10	100	100	100	100	100	100	100	100
01/8/11	100	100	100	100	100	100	100	100
02/8/11	100	100	100	100	100	100	100	100
03/8/11	100	100	100	100	100	100	100	100
04/8/11	100	100	100	100	100	100	100	100
05/8/11	100	100	100	100	100	100	100	100
06/8/11	100	100	100	100	100	100	100	100
07/8/11	100	100	100	100	100	100	100	100
08/8/11	100	100	100	100	100	100	100	100
09/8/11	100	100	100	100	100	100	100	100
10/8/11	100	100	100	100	100	100	100	100
11/8/11	100	100	100	100	100	100	100	100
12/8/11	100	100	100	100	100	100	100	100
01/8/12	100	100	100	97	100	100	100	100
02/8/12	100	100	100	87	100	100	100	100
03/8/12	100	100	100	77	100	100	100	100
04/8/12	100	100	99	68	100	100	100	100
05/8/12	100	100	91	59	100	100	100	100
06/8/12	100	100	83	50	100	100	100	100
07/8/12	100	100	75	41	100	100	100	100
08/8/12	100	100	67	32	100	100	100	100
09/8/12	100	95	60	23	100	100	100	100
10/8/12	100	89	52	15	100	100	100	100
11/8/12	100	82	45	6	100	100	100	100
12/8/12	100	75	37	0	100	100	100	96
01/8/13	100	69	30	0	100	100	100	74
02/8/13	100	62	23	0	100	100	100	54
03/8/13	95	56	16	0	100	100	100	34
04/8/13	89	50	9	0	100	100	100	14
05/8/13	83	43	3	0	100	100	100	0
06/8/13	77	37	0	0	100	100	90	0
07/8/13	71	31	0	0	100	100	73	0
08/8/13	65	25	0	0	100	100	56	0
09/8/13	59	19	0	0	100	100	39	0
10/8/13	53	13	0	0	100	100	23	0
11/8/13	47	7	0	0	100	100	8	0
12/8/13	41	1	0	0	100	100	0	0
01/8/14	35	0	0	0	100	88	0	0
02/8/14	29	0	0	0	100	73	0	0
03/8/14	24	0	0	0	100	58	0	0
04/8/14	18	0	0	0	100	43	0	0
05/8/14	12	0	0	0	100	28	0	0
06/8/14	6	0	0	0	100	14	0	0
07/8/14	0	0	0	0	100	0	0	0
08/8/14	0	0	0	0	84	0	0	0
09/8/14	0	0	0	0	69	0	0	0
10/8/14	0	0	0	0	53	0	0	0
11/8/14	0	0	0	0	37	0	0	0
12/8/14	0	0	0	0	22	0	0	0
01/8/15	0	0	0	0	6	0	0	0
02/8/15	0	0	0	0	0	0	0	0
03/8/15	0	0	0	0	0	0	0	0
04/8/15	0	0	0	0	0	0	0	0
05/8/15	0	0	0	0	0	0	0	0
06/8/15	0	0	0	0	0	0	0	0
07/8/15	0	0	0	0	0	0	0	0
08/8/15	0	0	0	0	0	0	0	0
09/8/15	0	0	0	0	0	0	0	0
10/8/15	0	0	0	0	0	0	0	0
Weighted Average Life to Call (Years)	3.13	2.59	2.12	1.75	4.10	3.55	2.95	2.43
Weighted Average Life to Maturity (Years)	3.13	2.59	2.12	1.75	4.10	3.55	2.95	2.43

A-2

Appendix A

Percent of Initial Note Principal Balance at Various ABS

Percentages

	Class C Notes				Class D Notes
Distribution Date	0.50%	1.00%	1.50%	2.00%	0.50%	1.00%	1.50%	2.00%
Closing Date	100	100	100	100	100	100	100	100
10/8/10	100	100	100	100	100	100	100	100
11/8/10	100	100	100	100	100	100	100	100
12/8/10	100	100	100	100	100	100	100	100
01/8/11	100	100	100	100	100	100	100	100
02/8/11	100	100	100	100	100	100	100	100
03/8/11	100	100	100	100	100	100	100	100
04/8/11	100	100	100	100	100	100	100	100
05/8/11	100	100	100	100	100	100	100	100
06/8/11	100	100	100	100	100	100	100	100
07/8/11	100	100	100	100	100	100	100	100
08/8/11	100	100	100	100	100	100	100	100
09/8/11	100	100	100	100	100	100	100	100
10/8/11	100	100	100	100	100	100	100	100
11/8/11	100	100	100	100	100	100	100	100
12/8/11	100	100	100	100	100	100	100	100
01/8/12	100	100	100	100	100	100	100	100
02/8/12	100	100	100	100	100	100	100	100
03/8/12	100	100	100	100	100	100	100	100
04/8/12	100	100	100	100	100	100	100	100
05/8/12	100	100	100	100	100	100	100	100
06/8/12	100	100	100	100	100	100	100	100
07/8/12	100	100	100	100	100	100	100	100
08/8/12	100	100	100	100	100	100	100	100
09/8/12	100	100	100	100	100	100	100	100
10/8/12	100	100	100	100	100	100	100	100
11/8/12	100	100	100	100	100	100	100	100
12/8/12	100	100	100	100	100	100	100	100
01/8/13	100	100	100	100	100	100	100	100
02/8/13	100	100	100	100	100	100	100	100
03/8/13	100	100	100	100	100	100	100	100
04/8/13	100	100	100	100	100	100	100	100
05/8/13	100	100	100	96	100	100	100	100
06/8/13	100	100	100	82	100	100	100	100
07/8/13	100	100	100	68	100	100	100	100
08/8/13	100	100	100	55	100	100	100	100
09/8/13	100	100	100	42	100	100	100	100
10/8/13	100	100	100	29	100	100	100	100
11/8/13	100	100	100	14	100	100	100	100
12/8/13	100	100	94	0	100	100	100	0
01/8/14	100	100	83	0	100	100	100	0
02/8/14	100	100	72	0	100	100	100	0
03/8/14	100	100	61	0	100	100	100	0
04/8/14	100	100	51	0	100	100	100	0
05/8/14	100	100	41	0	100	100	100	0
06/8/14	100	100	31	0	100	100	100	0
07/8/14	100	100	19	0	100	100	100	0
08/8/14	100	90	8	0	100	100	100	0
09/8/14	100	80	0	0	100	100	0	0
10/8/14	100	70	0	0	100	100	0	0
11/8/14	100	60	0	0	100	100	0	0
12/8/14	100	50	0	0	100	100	0	0
01/8/15	100	41	0	0	100	100	0	0
02/8/15	93	31	0	0	100	100	0	0
03/8/15	81	20	0	0	100	100	0	0
04/8/15	69	9	0	0	100	100	0	0
05/8/15	57	0	0	0	100	0	0	0
06/8/15	45	0	0	0	100	0	0	0
07/8/15	34	0	0	0	100	0	0	0
08/8/15	24	0	0	0	100	0	0	0
09/8/15	12	0	0	0	100	0	0	0
10/8/15	0	0	0	0	0	0	0	0
Weighted Average Life to Call (Years)	4.72	4.25	3.59	2.95	5.04	4.63	3.96	3.21
Weighted Average Life to Maturity (Years)	4.72	4.25	3.59	2.95	5.42	5.11	4.41	3.56

A-3